Exhibit 99.2
FIRST AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
FIRST AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of December 30, 2011 (this “Agreement”), between Ascent Solar Technologies, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and TFG Radiant Investment Group Ltd., a corporation organized under the laws of British Virgin Islands (the “Investor”).
RECITALS
WHEREAS, the Company and the Investor entered into a Securities Purchase Agreement dated as of August 12, 2011 (the “Securities Purchase Agreement”), pursuant to which Investor acquired certain shares of Common Stock (as defined below) and an option to purchase additional shares of Common Stock pursuant to the terms and conditions therein;
WHEREAS, the parties entered into a Stockholders Agreement dated as of August 12, 2011 (the “Prior Agreement”) in connection with the transactions contemplated by the Securities Purchase Agreement;
WHEREAS, the Investor currently owns 7,965,452 shares of Common Stock;
WHEREAS, the Investor has entered into an agreement (the “Transfer Agreement”) with Norsk Hydro Produksjon AS (“NH”) dated as of the date hereof pursuant to which the Investor would acquire from NH an additional 8,067,390 shares of Common Stock;
WHEREAS, the parties wish to enter into this Agreement to set forth their agreement as to the matters set forth herein;
WHEREAS, the parties wish to have this Agreement become effective upon the closing of the transactions contemplated by the Transfer Agreement; and
WHEREAS, certain terms used in this Agreement are defined in Section 1.01.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1

DEFINITIONS
SECTION 1.01 Certain Definitions.
(a) For purposes of this Agreement:
“Acquisition Proposal” means any proposal or offer from any person other than the Investor relating to any direct or indirect (i) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise of assets of the Company representing twenty percent (20%) or more of the consolidated assets of the Company; (ii) issuance, sale or other disposition, directly or indirectly (including by way of merger, consolidation, business combination, share exchange, joint venture or any similar transaction), of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing twenty percent (20%) or more of any class of equity securities of the Company; (iii) tender offer or exchange offer as defined pursuant to the Exchange Act that, if consummated, would result in any person beneficially owning twenty percent (20%) or more of any class or series (or the voting power of any class or series) of equity securities of the Company or any other transaction in which any person shall acquire beneficial ownership or the right to acquire beneficial ownership, of twenty percent (20%) or more of any class or series (or the voting power of any class or series) of equity securities; (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction to which the Company is a party involving a change of control of the Company or (v) combination of the foregoing (in each case, other than the transactions contemplated by the Securities Purchase Agreement).
“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person. The Investor and TFG Radiant New-Energy Group Ltd. shall be deemed affiliates regardless of any future changes in ownership within such entities.
“beneficial owner” (and related terms such as “beneficially owned” or “beneficial ownership”) has the meaning ascribed to such term under Rule 13d-3 of the Exchange Act.
“Board” means the Board of Directors of the Company.
“Bylaws” means the Second Amended and Restated Bylaws of the Company, dated February 10, 2009, as amended on September 1, 2009.
“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc., (c) commercial paper maturing not more than one year from the date of issuance thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc., (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the Laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand deposit accounts maintained with any bank organized under the Laws of the United States or any state thereof so long as the amount maintained with any individual bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation and (f) investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.
“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, dated as of October 26, 2005, as amended to date.
“Common Stock” means the common stock, par value $0.0001 per share, of the Company.
“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract, credit arrangement or otherwise; including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such person.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Regulation” means the rules and regulations of Nasdaq or any other applicable securities exchange on which the Common Stock is then listed.
“group” means a “group” within the meaning of Section 13(d)(3) of the Exchange Act.
“Investor Designated Directors” means such persons as are so designated by the Investor from time to time in accordance with this Agreement, to serve as members of the Board and who are elected or appointed to serve as a member of the Board pursuant to Section 2.01.
“Law” means any foreign or domestic statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order (including any requirements under the Exchange Act).
“Marketable Securities” means securities that are (a) (i) securities of or other interests in any person that are traded on a United States national securities exchange or quoted on Nasdaq or (ii) debt securities on market terms of an issuer that has debt or equity securities that are so traded or so reported on and in which Marketable Securities a nationally recognized securities firm has agreed to make a market and (b) not subject to restrictions on transfer as a result of any applicable contractual provisions or the provisions of the Securities Act or, if subject to such restrictions under the Securities Act, are also subject to registration rights reasonably acceptable to the person receiving such Marketable Securities as consideration in a transaction pursuant to Section 4.03.
“Nasdaq” means The Nasdaq Stock Market, Inc.
“New Securities” means any capital stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term “New Securities” does not include (i) the Tranche 2 Shares or other securities acquired pursuant to the Securities Purchase Agreement or the Ancillary Agreements (as defined in the Securities Purchase Agreement); (ii) securities issued or issuable upon conversion or exercise of the securities in subsection (i) above; (iii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity; (iv) any borrowings by the Company, direct or indirect, from financial institutions, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings shall be approved by the Board; (v) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board; (vi) securities issued in connection with a bona fide underwritten public offering; (vii) securities issued in connection with any stock split, stock dividend, reclassification or recapitalization of the Company; (viii) securities issued or issuable upon conversion or exercise of options, warrants or rights outstanding as of the date hereof; and (ix) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (viii) above.
“Permitted Transferee” means, with respect to a specified person, any affiliate of such person.
“person” means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” or “group” each within the meaning of Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.
The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the SEC.
“Related Agreements” means the Securities Purchase Agreement, the Joint Development Agreement and the Registration Rights Agreement between the parties hereto dated as of the date hereof, and the Voting Agreement between the Investor and NH, all dated as of August 12, 2011.

“Representative” means, as to any person, such person's affiliates and its and their directors, officers, employees, agents, advisors (including financial advisors, counsel and accountants) and such person's financing sources.
“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.
“Sale” means, in respect of any Common Stock or any other voting capital stock, any sale, assignment, transfer, distribution or other disposition thereof or of a participation therein, or other conveyance of legal or beneficial interest therein, or any short position in a security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instruments, whether voluntarily or by operation of Law.
“SEC” means the United States Securities and Exchange Commission, or any successor thereto.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Sell” and “Sold” means to complete a Sale.
“Stockholder Approval” shall have the meaning set forth in the Securities Purchase Agreement.
“Stockholders' Meeting” shall have the meaning set forth in the Securities Purchase Agreement.
“Tranche 1 Shares” shall have the meaning set forth in the Securities Purchase Agreement.
“Tranche 2 Shares” shall have the meaning set forth in the Securities Purchase Agreement.
“subsidiary” or “subsidiaries” of any person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.
(b) Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:
(i) When a reference is made in this Agreement to an Article or Section, such reference is to an Article or Section of this Agreement, unless otherwise indicated;
(ii) The headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;
(iii) Whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;
(iv) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;
(v) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;
(vi) References to a person are also to its successors and permitted assigns; and
(vii) The use of “or” is not intended to be exclusive unless expressly indicated otherwise.
ARTICLE 2
CORPORATE GOVERNANCE

SECTION 2.01 Composition of the Board.
(a) Following the Tranche 1 Closing, an individual designated by the Investor was appointed to the Board. Such individual shall be qualified to serve under any applicable requirements, and shall serve in a manner consistent with the terms of the Certificate of Incorporation and Bylaws.
(b) As soon as practicable after the closing under the Transfer Agreement, if any, or at such other time as the Investor beneficially owns twenty-five percent (25%) or more of the Common Stock then-outstanding (the “Board Threshold Date”), the Investor shall notify the Board in writing of the name of the individual that the Investor designates as the individual who shall be appointed to the Board in connection with the Transfer Agreement closing or following the Board Threshold Date, as applicable. The Company and the Board agree to take such actions reasonably necessary to appoint such individual to the Board as soon as practicable following the Transfer Agreement closing or Board Threshold Date, as applicable (subject to compliance with all applicable Laws and Exchange Regulations, including the requirement that the Board be comprised of a majority of independent directors). Such individual shall be qualified to serve under any applicable requirements, and shall serve in a manner consistent with the terms of the Certificate of Incorporation and Bylaws. The Company will undertake commercially reasonable efforts to add one additional independent director to the Board if necessary to comply with Nasdaq requirements in connection with the appointment of the second Investor Designated Director.
(c) So long as the Investor beneficially owns fifteen percent (15%) or more of the Common Stock outstanding, the parties hereto shall use commercially reasonable efforts (subject to compliance with all applicable Laws and Exchange Regulations) to cause there to be one Investor Designated Director elected as a member of the Board. In the event the Investor beneficially owns less than fifteen percent (15%) of the Common Stock outstanding, the Investor shall have no right to designate any Investor Designated Directors, and, at the request of the Board, shall cause any Investor Designated Directors then in office to resign immediately upon such event.
(d) So long as the Investor beneficially owns twenty-five percent (25%) or more of the Common Stock outstanding, the parties hereto shall use commercially reasonable efforts (subject to compliance with all applicable Laws and Exchange Regulations) to cause there to be a total of two Investor Designated Directors elected as members of the Board. In the event the Investor beneficially owns less than twenty-five percent (25%) of the Common Stock outstanding, then Investor shall lose the right to designate one of the two Investor Designated Directors, and, at the request of the Board, shall cause one of the Investor Designated Directors then in office to resign immediately upon such event.
(e) So long as the Investor beneficially owns forty five percent (45%) or more of the Common Stock outstanding, the parties hereto (upon request of the Investor) shall use commercially reasonable efforts (subject to compliance with all applicable Laws and Exchange Regulations) to cause there to be a total of three Investor Designated Directors elected as members of the Board. In the event the Investor beneficially owns less than forty five percent (45%) of the Common Stock outstanding, then Investor shall lose the right to designate one of the three Investor Designated Directors, and, at the request of the Board, shall cause one of the Investor Designated Directors then in office to resign immediately upon such event. The Company will undertake commercially reasonable efforts to add one or more additional independent directors to the Board if necessary to comply with Nasdaq requirements in connection with the appointment of the third Investor Designated Director.
(f) At each stockholders' meeting of the Company at which directors will be elected, if the Investor is eligible to designate one or more members of the Board in accordance with this Section 2.01, the Investor shall be entitled, any time prior to the mailing of the applicable proxy statement of the Company, to propose and nominate such number of Investor Designated Directors as members of the Board in accordance with the terms and conditions of this Section 2.01. The Company and the Board will include the persons so nominated by the Investor in each slate of directors proposed, recommended or nominated for election by the Company or the Board and will (unless the Board determines, after consultation with its outside legal counsel, that it would be inconsistent with its fiduciary obligations to stockholders of the Company under applicable Laws and Exchange Regulations) recommend and use commercially reasonable efforts to cause the election of such persons nominated. The Company agrees to use commercially reasonable efforts to solicit proxies for such nominees for director from all holders of voting stock entitled to vote thereon. Such nominees shall serve in a manner consistent with the terms of the Certificate of Incorporation and Bylaws.
SECTION 2.02 Vacancies. In the event of any vacancy for any reason in the Board seats reserved for Investor Designated Directors, the Investor shall have the sole right to nominate another individual to serve as such Investor Designated Director. In each case, to the extent permitted by the Certificate of Incorporation and Bylaws, the Board shall elect each such person so nominated as soon as possible after the occurrence of the nomination to fill such vacancy. The Investor Designated Directors shall not be removed as directors of the Company without cause.
SECTION 2.03 Certificate of Incorporation and Bylaws to Be Consistent. The Board shall take or cause to be taken all lawful action necessary or appropriate to ensure that none of the Certificate of Incorporation or the Bylaws contain any provisions inconsistent with this Agreement or which would in any way nullify or impair the terms of this Agreement or the rights of the Company or of the Investor hereunder.
SECTION 2.04 Termination of Board Rights. The rights of the Investor under this Article 2 to appoint Investor Designated Directors to the Board shall terminate in the event that the Company terminates the Joint Development Agreement in accordance with the terms thereof prior to the achievement of the Tranche 2 Milestone (as defined in the Securities Purchase Agreement). Upon such event, the Investor, at the request of the Board, shall cause all Investor Designated Directors then in office to resign immediately.
ARTICLE 3
VOTING OF SHARES
SECTION 3.01 Agreement with Respect to Voting of Common Stock.
(a) The Investor and each of its affiliates that is a holder of record of Common Stock shall be present, and the Investor and each of its affiliates that is a beneficial owner of Common Stock shall cause the holder of record to be present, in person or by proxy, at all meetings of stockholders of the Company so that all Common Stock owned of record or beneficially by the Investor and its affiliates may be counted for the purpose of determining the presence of a quorum at such meetings.
(b) The Investor and each of its affiliates shall cause their designees on the Board to take all necessary or appropriate action to assist in the nomination for election as directors of such other nominees as may be selected by a majority of the directors of the Company then in office who are not Investor Designated Directors. The Investor and each of its affiliates shall vote all Common Stock owned of record, and shall cause all Common Stock owned beneficially by the Investor and each of its affiliates to be voted, for the election of such other nominees (as well as for the election of all nominees designated by the Investor pursuant to Article 2 of this Agreement) if such other nominees (i) have been approved by a majority of the Board and (ii) such approval included the affirmative vote of at least one Investor Designated Director.
(c) The Investor and each of its affiliates shall vote all Common Stock owned of record by the Investor and its affiliates, and shall cause all Common Stock owned beneficially by the Investor and each of its affiliates to be voted, in favor of any capital raising or financing transaction which requires stockholder approval under applicable corporate law or stock exchange listing rules if such transaction (i) has been approved by a majority of the Board and (ii) such approval included the affirmative vote of at least one Investor Designated Director.
(d) Except as specifically set forth otherwise in this Agreement, with respect to any matter submitted to a vote of holders of Common Stock the Investor may vote, or abstain from voting, or fail to vote, some or all shares of Common Stock held by it, in its sole and absolute discretion.
ARTICLE 4
STANDSTILL, ACQUISITIONS OF SECURITIES AND OTHER MATTERS
SECTION 4.01 Acquisitions of Common Stock. Without the prior approval of the Board, the Investor shall not purchase or otherwise acquire, directly or indirectly, beneficial ownership of any shares of Common Stock such that the aggregate beneficial ownership of the Investor, after giving effect to any such acquisition, would be in excess of (i) 42% of the issued and outstanding shares of Common Stock of the Company prior to any exercise of the Tranche 2 Option, or (ii) 53% of the issued and outstanding shares of Common Stock of the Company following any exercise of the Tranche 2 Option. The Company hereby consents to the acquisition of additional shares of Common Stock by the Investor pursuant to the Transfer Agreement.
SECTION 4.02 No Participation in a Group or Solicitation of Proxies. The Investor agrees that, it will not, without the prior approval of the Board, directly or indirectly:
(a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights to acquire any securities of the Company, or of any successor to or person in control of the Company, or any assets of the Company or any division thereof or of any such successor or controlling person, other than as contemplated by the Securities Purchase Agreement;
(b) make or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the rules of the SEC) to vote any voting securities of the Company; provided, however, that the prohibition in this Section 4.02(b) shall not apply to solicitations exempted from the proxy solicitation rules by Rule 14a-2 under the Exchange Act or any successor provision;
(c) submit to the Board a written proposal for or offer of (with or without conditions), any merger, recapitalization, reorganization, business combination or other extraordinary transaction involving the Company or any of its securities or assets, or make any public announcement with respect to such a proposal or offer; or
(d) enter into any discussions, negotiations, arrangements or understandings with any third party (other than any person that would be a Permitted Transferee) with respect to any of the foregoing, or otherwise form, join or in any way engage in discussions relating to the formation of, or participate in, a group with any third party (other than any person that would be a Permitted Transferee), in connection with any of the foregoing.
provided, however, that none of the foregoing (i) shall prevent, restrict, encumber or in any way limit the exercise of the fiduciary rights and obligations of the Investor Designated Directors as a director or prevent, restrict, encumber or in any way limit the ability of the Investor Designated Directors to vote on matters, influence officers, employees, agents, management or the other directors of the Company, take any action or make any statement at any meeting of the Board or any committee thereof, or otherwise to act in his or her capacity as a director; (ii) shall prevent the Investor from making a Sale of any Covered Securities (as defined below) held by it or voting its Common Stock otherwise permitted by Article 5 below; (iii) shall apply to or restrict any discussions or other communications between or among directors, officers, employees or agents of the Investor or any affiliate thereof; (iv) shall prohibit the Investor from soliciting, offering, seeking to effect or negotiating with any person with respect to transfers of Covered Securities otherwise permitted by Article 5 below or (v) restrict any disclosure or statements required to be made by the Investor Designated Director or the Investor under applicable Law or Exchange Regulation.
SECTION 4.03 Rights to Purchase New Securities. The provisions of this Section 4.03 shall apply only after the occurrence of the Tranche 1 Closing:
(a) In the event that the Company proposes to issue New Securities, the Investor shall have the right (i) to purchase in lieu of the person to whom the Company proposed to issue such New Securities, in accordance with paragraph (b) below, a number of New Securities equal to the product of (A) the total number or amount of New Securities which the Company proposes to issue at such time and (B) a fraction, the numerator of which shall be the total number of shares of Common Stock which the Investor owns at such time, and the denominator of which shall be the total number of shares of Common Stock then outstanding.
(b) In the event that the Company proposes to undertake an issuance of New Securities, it shall give written notice (a “Notice of Issuance”) of its intention to the Investor, describing the material terms of the New Securities, including the price thereof, and the material terms upon which the Company proposes to issue such New Securities. The Investor shall have thirty (30) days from the date of receipt of the Notice of Issuance to agree to purchase all or a portion of the Investor's pro rata share of such New Securities (as determined pursuant to paragraph (a) above) for the same consideration, if such proposed consideration shall consist solely of cash, or, if such consideration consists of property or assets other than cash, for cash, Cash Equivalents or Marketable Securities having an equivalent value (as reasonably determined by the Board) to the consideration payable by the person to whom the Company proposes to issue such New Securities at the time of payment, and otherwise upon the terms specified in the Notice of Issuance by giving written notice to the Company and stating therein the quantity of New Securities to be purchased by the Investor. The rights given by the Company under this Section 4.03(b) shall terminate if unexercised within thirty (30) days after receipt of the Notice of Issuance referred to in this Section 4.03(b).
(c) The Company and the Investor, if it elects to purchase the New Securities to be sold by the Company, shall select a date not later than twenty (20) days (or longer if required by Law) after the expiration of the (thirty) 30-day notice period referenced in Section 4.03(b) for the closing of the purchase and sale of the New Securities. In the event any purchase by the Investor is not consummated, other than as a result of the fault of the Company, within the provided time period, the Company may issue the New Securities subject to purchase by the Investor free and clear from the restrictions under this Section 4.03. Any New Securities not elected to be purchased by the Investor may be sold by the Company to the person to which the Company intended to sell such New Securities on terms and conditions no less favorable to the Company than those offered to the Investor.
(d) Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Section 4.03, the Company may elect to give notice to the Investor within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities. Investor shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by the Investor, maintain the Investor's percentage-ownership position, calculated as set forth in Section 4.03(a) before giving effect to the issuance of such New Securities. The closing of such sale shall occur within sixty (60) days of the date notice is given to the Investors.
SECTION 4.04 Termination of Standstill Provisions. The provisions of Sections 4.01 and 4.02 of this Agreement shall terminate without any further action by any party upon the earlier of:
         (i) December 31, 2013;
(ii) such date as the Board determines to solicit, or publicly announces, whether by press release, filing with the SEC or otherwise, its intention to solicit, an Acquisition Proposal;
(iii) such date as the Board publicly approves, accepts, authorizes or recommends to the Company's stockholders their approval of, or their conveyance of any Common Stock or other securities pursuant to, any Acquisition Proposal;
(iv) such date that the Company or any affiliate thereof has entered into a letter of intent, agreement in principle, definitive agreement or any other agreement with any party, with respect to an Acquisition Proposal for the Company;

(v) such date that any person or group, other than the Investor (or any of its affiliates), shall have acquired or announced its intention to acquire, including by commencement of a tender offer or exchange offer, beneficial ownership of twenty percent (20%) of the Company's outstanding Common Stock.
SECTION 4.05 Voting of Shares with Respect to Qualifying Acquisition Proposals. The Investor and its affiliates agree to vote (or tender or exchange in the case of a tender or exchange offer) all shares of Common Stock beneficially owned in favor of any Qualifying Acquisition Proposal (as defined below) which has been recommended by a majority of the Company's board of directors. A Qualifying Acquisition Proposal shall mean any Acquisition Proposal where the price per share of Common Stock to be paid is at least (i) $2.00 (through August 12, 2012); (ii) $2.90 (from August 13, 2012 through February 12, 2013); (iii) $3.60 (from February 13, 2013 through August 12, 2013); or (iv) $4.30 (from August 13, 2013 and thereafter). The foregoing dollar amounts shall be ratably adjusted for any stock splits or reverse stock splits which occur after the date of this Agreement. The foregoing dates shall be measured as of the date that the Acquisition Proposal is recommended to the stockholders by the Board.

ARTICLE 5
RESTRICTIONS ON DISTRIBUTION AND TRANSFERABILITY OF SECURITIES
SECTION 5.01 General.
(a) The Investor understands and agrees that the shares of Covered Securities (as defined below) acquired pursuant to the Securities Purchase Agreement have not been registered and are restricted securities under the Securities Act. During the period ending six (6) months after (i) the Tranche 1 Closing in the case of the Tranche 1 Shares, or (ii) the date of the Tranche 2 Closing in the case of the Tranche 2 Shares (in any case, the “Initial Restricted Period”), the Investor shall not make or solicit any Sale of the Tranche 1 Shares or the Tranche 2 Shares, respectively, or any shares of Common Stock now owned or hereafter acquired by it (including, without limitation, the shares acquired pursuant to the Transfer Agreement) or its affiliates (collectively, the “Covered Securities”); provided, however, that the Investor may, during the Initial Restricted Period, make or solicit a Sale or transfer as solely described in clauses (b)(iii), (b)(iv) and(b)(vi) below.
(b) After the Initial Restricted Period (other than with respect to clauses (iii), (iv) and (vi) below which may occur at any time), the Investor agrees that neither it nor any of its affiliates will make any Sale of any of the Covered Securities except for a Sale or transfer:
(i) in compliance with Rule 144 under the Securities Act;

(ii)	(x) pursuant to a bona fide public offering registered under the Securities Act, or
(y) in one or more block trades or privately negotiated transactions exempt from the registration requirements of the Securities Act;
(iii) to one or more Permitted Transferees in accordance with Section 5.01(c);
(iv) (x) pursuant to any business combination, tender or exchange offer to acquire Common Stock or other extraordinary transaction that the Board has recommended or (y) pursuant to a tender or exchange offer that the Board has not recommended but only after such time as a majority of the shares of Common Stock outstanding (other than those owned by the Investor) have been tendered into such offer and after all material conditions with respect to such offer (including any financing condition, any minimum condition with respect to number of shares tendered and any condition with respect to removal of any anti-takeover protections) have been satisfied or irrevocably waived by the offeror;

(v) to the Company or a subsidiary of the Company; or
(vi) for pledges of Covered Securities in connection with any margin loan or other extensions of credit from a broker-dealer, bank or other financial institution and not entered into with the purpose of circumventing the provisions of this Section 5.01.
(c) No Sale of Covered Securities to a Permitted Transferee shall be effective until such time as such Permitted Transferee has executed and delivered to the Company, as a condition precedent to such Sale, an instrument or instruments, reasonably acceptable to the Company, confirming that such Permitted Transferee agrees to be bound by all obligations of the Investor hereunder.
(d) Except as otherwise provided in Section 5.01(e) below, in effecting any sale, transfer of any beneficial interest in or other disposition of Common Stock in accordance with this Article 5, the Investor and its affiliates agree not to make any sale, transfer of any beneficial interest in or other disposition of Common Stock to any one person or group who, upon consummation of such sale, transfer or disposition would, directly or indirectly, have beneficial ownership of or the right to acquire beneficial ownership of 20% or more of the Common Stock.
(e) The Investor and its affiliates shall be permitted to make a sale, transfer of any beneficial interest in or other disposition of Common Stock to a person or group who, upon consummation of such sale, transfer or disposition would, directly or indirectly, have beneficial ownership of or the right to acquire beneficial ownership of 20% or more of the Common Stock if the transferee of such Common Stock agrees to hold such Common Stock subject to restrictions on voting, transfer and additional acquisitions that are substantially similar to the restrictions imposed by this Agreement on the Common Stock held by the Investor prior to any such sale, transfer or disposition.
SECTION 5.02 Improper Sale. Any attempt not in compliance with this Agreement to make any Sale of any Covered Securities shall be null and void and of no force and effect, the purported transferee shall have no rights or privileges in or with respect to the Company, and the Company shall not give any effect in the Company's stock records to such attempted Sale.
SECTION 5.03 Restrictive Legends.
(a) Each certificate evidencing Tranche 1 Shares or Tranche 2 Shares shall be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by agreement or by applicable state securities Laws):
(i) THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SECURITIES GENERALLY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.
(ii) THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS UNDER THE TERMS OF THE STOCKHOLDERS AGREEMENT DATED AUGUST 12, 2011, AS AMENDED FROM TIME TO TIME, BETWEEN THE ISSUER AND THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF THAT AGREEMENT.
(b) Each certificate evidencing any Tranche 1 Shares or Tranche 2 Shares shall be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by agreement or by applicable state securities Laws):
THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS UNDER THE TERMS OF THE STOCKHOLDERS AGREEMENT DATED AUGUST 12, 2011, AS AMENDED FROM TIME TO TIME, BETWEEN THE ISSUER AND THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF THAT AGREEMENT.
(c) The Investor consents to the Company making a notation on its records and giving instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.
(d) The Company shall, at the request of a holder of Covered Securities, remove from each certificate evidencing Covered Securities transferred in compliance with the terms of Section 5.01 and with respect to which no rights or obligations under this Agreement shall transfer, the legend described in Sections 5.03(a)(ii) and 5.03(b), and shall remove from each certificate evidencing such Covered Securities the legend described in Section 5.03(a)(i) if, at the request of the Company, such requesting holder provides, at its expense, an opinion of counsel satisfactory to the Company that the securities evidenced thereby may be transferred without the imposition of such legend.
ARTICLE 6
REPRESENTATIONS AND WARRANTIES
SECTION 6.01 Representations of the Company. The Company hereby represents and warrants to the Investor that:
(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's power and authority and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
(b) The execution, delivery and performance by the Company of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than (i) compliance with any applicable requirements of the federal securities Laws and (ii) compliance with any applicable foreign or state securities or blue sky Laws.
(c) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Certificate of Incorporation or the Bylaws and (ii) assuming compliance with the matters referred to in Section 6.01(b), contravene or conflict with or constitute a violation of, provision of any Law applicable to the Company.
SECTION 6.02 Representations of the Investor. The Investor hereby represents and warrants to the Company that:
(a) The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby are within the Investor's power and authority and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms.
(b) The execution, delivery and performance by the Investor of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than (i)

compliance with any applicable requirements of the federal securities Laws and (ii) compliance with any applicable foreign or state securities or blue sky Laws.
(c) The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not and will not (i) contravene or conflict with the organizational documents of the Investor and (ii) assuming compliance with the matters referred to in Section 6.02(b), contravene or conflict with or constitute a violation of, provision of any Law applicable to the Investor.
ARTICLE 7
CONFIDENTIALITY
SECTION 7.01 Confidentiality.
(a) Unless otherwise agreed to in writing by the Company, the Investor, on behalf of itself and its Representatives, agrees (i) except as required by Law, to keep confidential and not to disclose or reveal any Confidential Information (as defined below) to any person (other than such member's Representatives), (ii) not to use Confidential Information for any purpose other than in connection with its ownership of Company securities and not in any way detrimental to the Company or its stockholders and (iii) except as required by Law, not to disclose to any person (other than such member's Representatives) any Confidential Information. In the event that the Investor or its Representatives are requested pursuant to, or required by, Law to disclose any Confidential Information, the Investor agrees that it will provide the Company with prompt notice of such request or requirement in order to enable the Company to seek an appropriate protective order or other remedy (and if the Company seeks such an order, such person will provide such cooperation as the Company shall reasonably request) or to consult with the Investor with respect to the Company taking steps to resist or narrow the scope of such request or legal process.
(b) “Confidential Information” means all information about the Company furnished by the Company, whether furnished before or after the date hereof, whether oral or written, and regardless of the manner or form in which it is furnished, including all notes, analyses, compilations, studies, forecasts, interpretations or other documents prepared by the Investor or its Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to the Investor or its Representatives. Confidential Information does not include, however, information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Investor or its Representatives in violation of this Agreement, the Mutual Confidentiality Agreement, dated as of March 1, 2010, between the Company and an affiliate of the Investor, or other obligation of confidentiality, (ii) was available to the Investor on a non-confidential basis prior to its disclosure by the Company to the Investor or (iii) becomes available to the Investor on a non-confidential basis from a person (other than the Company) who is not prohibited from disclosing such information to the Investor by a legal, contractual or fiduciary obligation to the Company.
(c) Notwithstanding anything to the contrary contained in this Agreement, each Investor Designated Director shall be permitted to provide to the Investor and its Representatives information concerning the Company that the Investor Designated Director receives in his or her capacity as a director; provided, however, that with respect to any such information provided, the Investor and its Representatives shall be bound by the same restrictions on disclosure and use of confidential information as apply to each Investor Designated Director in his or her capacity as a director, in addition to any applicable restrictions under this Article 7.
(d) As used in this Article 7, the term “Company” includes the Company and all of its subsidiaries, and the term “Investor” includes the Investor and all of its affiliates (other than the Company).
SECTION 7.02 Furnishing of Information. The Company shall furnish or make available to the Investor and its Representatives any documents filed by the Company pursuant to each of Sections 13, 14 and 15(d)

of the Exchange Act and all annual, quarterly or other reports furnished to the Company's public security holders and all such other information concerning the Company as the Investor may reasonably request. The Company shall provide the Investor and its Representatives with reasonable access to the books and records of the Company during normal business hours upon reasonable notice, including financial data (including projections) and operating data covering each of the Company, its business, operations and financial performance.
ARTICLE 8
MISCELLANEOUS
SECTION 8.01 Termination. Once this Agreement becomes effective in accordance with Section 8.18 below, this Agreement shall thereafter terminate upon the earliest to occur of:
(i) written agreement to that effect, signed by all parties hereto or all parties then possessing any rights hereunder;
(ii) the Investor ceasing to beneficially own at least fifteen percent (15%) of the outstanding Common Stock; provided that prior to such termination the Investor Designated Director shall have resigned if required to do so under Section 2.01(b); provided further that Sections 4.01, 4.02, 4.04 and 7.01 shall survive such termination;
(iii) the Investor becoming the beneficial owner of ninety percent (90%) or more of the outstanding Common Stock; and
(iv) December 31, 2016;
provided that no termination of this Agreement pursuant to this Section 8.01 shall affect the right of any party to recover damages for any breach of the representations, warranties or covenants herein that occurred prior to such termination; provided further that the provisions of Article VIII shall continue in effect for a period of one (1) year following any such termination.
SECTION 8.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, by a recognized overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):
if to the Investor:
TFG Radiant Investment Group Ltd.
Block B, Fourth Floor, Building B
No. 1 Binlang Road, Fuitan FTZ
Shenzhen, China 518038
Facsimile: +86-755-83251030
Attention: Mr. Xubiao
with a copy to:
K&L Gates LLP
925 Fourth Avenue Suite 2900
Seattle, WA 98104
United States

Facsimile: +1 (206) 623-7022
Attention: Christopher H. Cunningham
if to the Company:
Ascent Solar Technologies, Inc.
12300 North Grant Street
Thornton, Colorado 80241
United States
Facsimile: +1 (720) 872-5077
Attention: Ron Eller

with a copy to:
Faegre & Benson LLP
3200 Wells Fargo Center
1700 Lincoln Street
Denver, CO 80302
United States
Facsimile: +1 (303) 607-3600
Attention: James Carroll, Esq.
SECTION 8.03 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
SECTION 8.04 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.
SECTION 8.05 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware state or federal court, in each case sitting in City of Wilmington, New Castle County. The parties hereto hereby (a) submit to the exclusive jurisdiction of any Delaware state or federal court, in each case sitting in City of Wilmington, New Castle County, for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.
SECTION 8.06 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 8.06.
SECTION 8.07 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.
SECTION 8.08 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
SECTION 8.09 Entire Agreement. This Agreement and the Related Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.
SECTION 8.10 Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party.
SECTION 8.11 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company and the Investor or (b) by a waiver in accordance with Section 8.12.
SECTION 8.12 Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party or (b) waive compliance with any of the agreements of the other party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.
SECTION 8.13 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
SECTION 8.14 No Partnership. No partnership, joint venture or joint undertaking is intended to be, or is, formed among the parties hereto or any of them by reason of this Agreement or the transactions contemplated herein.
SECTION 8.15 Construction. Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any controversy, claim or dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereto hereby waive the benefit of any rule of Law or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the party who drafted such language.
SECTION 8.16 Director Duties. The parties agree and acknowledge that all directors of the

Company have fiduciary duties to all stockholders of the Company under applicable laws, rules and regulations. Nothing in this Agreement is intended to require any such director to breach or violate any such fiduciary duties. In addition, notwithstanding anything to the contrary in this Agreement, no provision hereof shall prevent, restrict, encumber or in any way limit the exercise of the fiduciary rights and obligations of any Investor Designated Director as a director, or his or her ability to vote on matters, influence management or the other directors or otherwise to discharge their fiduciary or other duties as directors. The Company shall not approve or recommend to its stockholders any transaction or resolution, or approve, recommend or take any other action (other than those expressly contemplated by this Agreement) that would restrict the right of any Investor Designated Director to vote on any matter as such director believes appropriate in light of his or her duties as a director or the manner in which an Investor Designated Director may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board or any committee thereof.
SECTION 8.17.Investor Affiliates. Investor covenants that it shall cause any and all affiliates to comply with the terms and conditions set forth herein with respect any shares of capital stock held any such affiliates.
SECTION 8.18 Effective Time of this Agreement; Effect on the Prior Agreement. Immediately upon the closing of the transactions contemplated by the Transfer Agreement, (i) this Agreement shall become effective and shall be binding upon the parties in accordance with its terms, and (ii) the Prior Agreement shall be terminated. The Prior Agreement shall remain in full force and effect in accordance with its terms unless and until the occurrence of the closing of the transactions contemplated by the Transfer Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[Signature Page to First Amended and Restated Stockholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

By:	/s/ Ron Eller
	Name:	Ron Eller
	Title:	Chief Executive Officer

TFG RADIANT INVESTMENT GROUP LTD.

By:	/s/ Xu Biao
	Name:	Xu Biao
	Title:	Chairman